                                                                    Exhibit 99.1

    GENESEE & WYOMING REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2003

      GREENWICH, Conn., April 30, 2003/PR Newswire/ -- Genesee & Wyoming Inc.
(GWI) (NYSE: GWR) reported today that net income in the first quarter of 2003 was $5.5 million compared with net income of $5.4 million in the first quarter of 2002. In the first quarter of 2003, North American net income increased 14.4% to $3.8 million, equity income from GWI's 50%-owned subsidiary, Australian Railroad Group (ARG), increased 9.6% to $2.0 million, and South America reported an equity loss of $0.3 million compared with equity income of $0.2 million in the first quarter of 2002. GWI's diluted earnings per share in the first quarter of 2003 were $0.31 with 17.7 million shares outstanding compared with diluted earnings per share in the first quarter of 2002 of $0.31 with 17.5 million shares outstanding.

      In the first quarter of 2003, GWI's North American revenue increased 21.9% to $58.9 million compared with $48.3 million in the first quarter of 2002. Of this $10.6 million increase in revenue, $5.3 million was from the acquisition of Utah Railway, $3.5 million was from the acquisition of Emons Transportation and $0.6 million was from the start-up of a new rail line in Oregon. Same railroad revenue in the first quarter of 2003 increased $1.2 million, or 2.5%.

      North American operating income increased 22.1% to $8.0 million in the first quarter of 2003 compared with $6.5 million in the first quarter of 2002. GWI's North American operating ratio was 86.4% in the first quarter of 2003 compared with 86.5% in the first quarter of 2002. This slight improvement in the operating ratio was noteworthy given the negative impact of three factors: i) a $1.5 million, or 54.0% increase in same-railroad fuel expense due primarily to higher diesel fuel prices, ii) a $0.5 million increase in same-railroad maintenance of way and transportation costs in its Canada region due to severe winter weather and related service disruptions at connecting Class I carriers, and iii) approximately $0.4 million in start-up costs for the first quarter of operation of GWI's new rail line in Oregon.

      In Australia, first quarter 2003 revenue for the Australian Railroad Group increased 9.4% to US$53.4 million compared with US$48.8 million in the first quarter of 2002. Revenue from grain shipments decreased 10.5% in the first quarter of 2003, a decline of 42.9% by carloads, due to drought conditions as well as limited shipments of grain held in storage. In comparing the first quarter of 2003 with the first quarter of 2002, it is notable that the Australian dollar appreciated 13.9%.

      ARG's operating income in the first quarter of 2003 was US$12.1 million compared with operating income of US$11.3 million in the first quarter of 2002. ARG's operating ratio in the first quarter of 2003 was 77.4%, compared with 76.7% in the first quarter of 2002. Financial results for the first quarter of 2003 included US$0.3 million in severance costs related to workforce reductions, while the first quarter of 2002 included US$0.8 million in costs from an unsuccessful bid for the privatization of an Australian railroad. For GWI, equity income from ARG in the first quarter of 2003 was US$2.0 million compared with US$1.8 million in the first quarter of 2002.

      Equity loss from GWI's 22.9% indirect ownership of a Bolivian railroad, Empresa Ferroviaria Oriental, S.A., was US$0.3 million in the first quarter of 2003 compared with US$0.2 million of equity income in the first quarter of 2002. The primary causes for the weakness in Bolivia were: i) low shipments of soya products, and ii) general economic weakness that was aggravated by certain federal tax and budgetary changes.

      Mortimer B. Fuller III, Chairman and Chief Executive Officer of GWI, commented, "In North America, our first quarter results were promising. Despite high fuel prices and high operating costs due to severe winter weather and the Oregon start-up, our coal shipments were strong, our Rail Link port operations in Corpus Christi benefited from military traffic, and our Mexican railroad contributed much improved results. The main blemish on the quarter was an equity loss from Bolivia, however, we do not expect this to be recurring as we have now begun to ship a strong 2003 soybean harvest.

      "In Australia, despite a steep decline in grain shipments, the railroad achieved reasonably good operating results. ARG's recent reductions to overhead expense and an improving safety record were apparent. Under the leadership of ARG's new CEO, Mike Mohan, we believe that our Australian operations continue to have great promise."

      Mr. Fuller continued, "Finally, our North American business generated excellent operating cash flow in the first quarter and we reduced long-term debt by over $13 million, thereby giving us over $160 million in acquisition capacity under our revolving credit facility."

      As previously announced, GWI's conference call to discuss financial results for the first quarter will be held today at 10:00AM (Eastern Daylight
Time). The dial-in number for the teleconference is 888-428-4473. An audio replay of the conference call will be accessible at Genesee & Wyoming's website (www.gwrr.com) this afternoon through July 30, 2003. To access the replay, click on the Investors tab.

      GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia, and provides freight car switching and related services to industrial companies that have extensive railroad facilities within their complexes. The Company operates in five countries on three continents over 8,000 miles of owned and leased track. It also operates over an additional 3,000 miles under track access arrangements.

      This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. The Company refers you to the documents that Genesee & Wyoming Inc. files from time to time with the Securities and Exchange Commission, such as the Company's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

SOURCE  Genesee & Wyoming Inc.
-0-                  4/30/03
/CONTACT: John C. Hellmann, Chief Financial Officer, Genesee & Wyoming Inc., 203-629-3722/
/Web site: http://www.gwrr.com/

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                            Three Months Ended
                                                                  March 31,
                                                         -------------------------
                                                           2003             2002
                                                         --------         --------
REVENUES                                                 $ 58,862         $ 48,297
OPERATING EXPENSES                                         50,875           41,757
                                                         --------         --------
INCOME FROM OPERATIONS                                      7,987            6,540

INTEREST EXPENSE                                           (2,342)          (1,600)
OTHER INCOME, NET                                             326              105
                                                         --------         --------

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS              5,971            5,045

PROVISION FOR INCOME TAXES                                  2,174            1,726
                                                         --------         --------

INCOME BEFORE EQUITY EARNINGS                               3,797            3,319

EQUITY IN NET INCOME OF INTERNATIONAL AFFILIATES:
AUSTRALIAN RAILROAD GROUP                                   2,014            1,838
SOUTH AMERICA                                                (277)             231
                                                         --------         --------

NET INCOME                                                  5,534            5,388
IMPACT OF PREFERRED STOCK OUTSTANDING                         293              293
                                                         --------         --------

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS              $  5,241         $  5,095
                                                         ========         ========

BASIC EARNINGS PER SHARE:

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS              $   0.35         $   0.35
                                                         ========         ========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING              15,019           14,587
                                                         ========         ========

DILUTED EARNINGS PER SHARE:

NET INCOME                                               $   0.31         $   0.31
                                                         ========         ========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING              17,729           17,507
                                                         ========         ========

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                          March 31,     December 31,
ASSETS                                                      2003            2002
                                                          --------        --------
CURRENT ASSETS:
  Cash and cash equivalents                               $  8,865        $ 11,028
  Accounts receivable, net                                  47,742          54,527
  Materials and supplies                                     5,702           5,468
  Prepaid expenses and other                                 7,185           7,447
  Deferred income tax assets, net                            3,038           2,484
                                                          --------        --------
    Total current assets                                    72,532          80,954

PROPERTY AND EQUIPMENT, net                                264,957         264,728
INVESTMENT IN UNCONSOLIDATED AFFILIATES                     87,712          81,287
GOODWILL                                                    24,288          24,174
INTANGIBLE ASSETS, net                                      57,517          59,269
OTHER ASSETS, net                                            5,189           4,447
                                                          --------        --------
    Total assets                                          $512,195        $514,859
                                                          ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt                       $  6,415        $  6,116
  Accounts payable                                          46,789          49,482
  Accrued expenses                                          13,932          12,314
                                                          --------        --------
    Total current liabilities                               67,136          67,912

LONG-TERM DEBT, less current portion                       105,757         119,301
DEFERRED INCOME TAX LIABILITIES, net                        32,981          31,686
DEFERRED ITEMS - grants from governmental agencies          42,330          42,509
DEFERRED GAIN - sale/leaseback                               4,333           4,448
OTHER LONG-TERM LIABILITIES                                 12,017          12,280
MINORITY INTEREST                                            3,156           3,122

REDEEMABLE CONVERTIBLE PREFERRED STOCK                      24,023          23,980

TOTAL STOCKHOLDERS' EQUITY                                 220,462         209,621
                                                          --------        --------
    Total liabilities and stockholders' equity            $512,195        $514,859
                                                          ========        ========

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                                       Three Months Ended
                                                                                March 31, 2003    March 31, 2002
                                                                                --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                        $  5,534         $  5,388
  Adjustments to reconcile net income to net cash provided by operating activities-
  Depreciation and amortization                                                        3,724            3,453
  Deferred income taxes                                                                1,236              880
  Loss on disposition of property                                                          1                2
  Equity earnings of unconsolidated international affiliates                          (1,737)          (2,069)
  Minority interest expense                                                               34               94
  Tax benefit realized upon exercise of stock options                                    276              120
  Changes in assets and liabilities, net of effect of acquisitions -
    Accounts receivable                                                                6,994             (830)
    Materials and supplies                                                              (235)              84
    Prepaid expenses and other                                                           195              238
    Accounts payable and accrued expenses                                             (2,294)          (5,696)
    Other assets and liabilities, net                                                    300              749
                                                                                    --------         --------
      Net cash provided by operating activities                                       14,028            2,413
                                                                                    --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment, net of proceeds from government grants          (1,988)          (3,179)
  Locomotive upgrade project                                                             (52)              --
  Purchase of Emons Transportation Group, Inc., net of cash received                      --          (26,125)
  Cash received from unconsolidated international affiliates                             132               --
  Proceeds from disposition of property and equipment, including
    sale/leasebacks                                                                       33                3
                                                                                    --------         --------
      Net cash used in investing activities                                           (1,875)         (29,301)
                                                                                    --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term borrowings, including capital leases               (38,614)         (15,804)
  Proceeds from issuance of long-term debt                                            23,500           27,000
  Proceeds from employee stock purchases                                               1,146              253
  Purchase of treasury stock                                                            (178)             (23)
  Dividend on Redeemable Convertible Preferred Stock                                    (250)            (250)
                                                                                    --------         --------
      Net cash (used in) provided by financing activities                            (14,396)          11,176
                                                                                    --------         --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                              80              126
                                                                                    --------         --------

DECREASE IN CASH AND CASH EQUIVALENTS                                                 (2,163)         (15,586)
CASH AND CASH EQUIVALENTS, beginning of period                                        11,028           28,732
                                                                                    --------         --------
CASH AND CASH EQUIVALENTS, end of period                                            $  8,865         $ 13,146
                                                                                    ========         ========

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                   Selected Consolidated Financial Information
                   Three Months Ended March 31, 2003 and 2002
                             (dollars in thousands)
                                   (Unaudited)

                                                             Three Months Ended March 31,
                                                 --------------------------------------------------
                                                          2003                        2002
                                                                 % of                         % of
                                                  Amount       Revenue        Amount        Revenue
                                                 -------       -------        -------       -------
Revenues:
---------
  Freight                                        $44,526         75.6%        $36,992         76.6%
  Non-freight                                     14,336         24.4%         11,305         23.4%
                                                 -------        -----         -------        -----

    Total revenues                               $58,862        100.0%        $48,297        100.0%
                                                 =======        =====         =======        =====

Operating Expense Comparison:
-----------------------------
Natural Classification
----------------------
Labor and benefits                               $21,867         37.1%        $18,626         38.6%
Equipment rents                                    4,497          7.6%          4,095          8.5%
Purchased services                                 4,042          6.9%          3,412          7.1%
Depreciation and amortization                      3,724          6.3%          3,453          7.1%
Diesel fuel                                        5,171          8.8%          2,829          5.9%
Casualties and insurance                           2,971          5.0%          2,102          4.4%
Materials                                          3,696          6.3%          2,811          5.8%
Net loss on sale and impairment of assets              1          0.0%              2          0.0%
Other expenses                                     4,906          8.4%          4,427          9.1%
                                                 -------        -----         -------        -----

Total operating expenses                         $50,875         86.4%        $41,757         86.5%
                                                 =======        =====         =======        =====

Functional Classification
-------------------------
Transportation                                   $20,848         35.4%        $15,176         31.4%
Maintenance of ways and structures                 6,138         10.4%          5,390         11.2%
Maintenance of equipment                           8,997         15.3%          7,936         16.5%
General and administrative                        11,167         19.0%          9,800         20.3%
Net loss on sale and impairment of assets              1          0.0%              2          0.0%
Depreciation and amortization                      3,724          6.3%          3,453          7.1%
                                                 -------        -----         -------        -----

Total operating expenses                         $50,875         86.4%        $41,757         86.5%
                                                 =======        =====         =======        =====

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
North America Railroad Freight Revenue, Carloads and Average Revenue Per Carload
                          Comparison by Commodity Group
                   Three Months Ended March 31, 2003 and 2002
           (dollars in thousands, except average revenue per carload)

                                            Three Months Ended                                Three Months Ended
                                              March 31, 2003                                    March 31, 2002
                                  ---------------------------------------------     ---------------------------------------------
                                  Freight                       Average Revenue     Freight                       Average Revenue
     Commodity Group              Revenues       Carloads         Per Carload       Revenues        Carloads         Per Carload
                                  ---------------------------------------------     ---------------------------------------------
Coal, Coke & Ores                  $9,843         41,979              $234            $6,186         29,028              $213
Paper                               7,326         17,874               410             5,590         14,314               391
Petroleum Products                  6,488          8,690               747             5,037          7,060               713
Minerals & Stone                    5,276         13,993               377             5,389         11,095               486
Metals                              3,907         13,860               282             3,738         13,468               278
Lumber & Forest Products            3,863         12,079               320             2,954          8,358               353
Farm & Food Products                2,892          8,271               350             2,727          8,332               327
Chemicals-Plastics                  2,578          5,675               454             2,207          4,548               485
Autos & Auto Parts                  1,529          3,757               407             1,777          4,436               401
Intermodal                            357          1,296               275               206            862               239
Other                                 467          2,456               190             1,181          4,333               273
                                  ----------------------                             ----------------------
Totals                            $44,526        129,930               343           $36,992        105,834               350
                                  ======================                             ======================

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                        CONSOLIDATED STATEMENTS OF INCOME
                   Three Months Ended March 31, 2003 and 2002
                           (U.S. Dollars in Thousands)
                             (Unaudited - U.S. GAAP)

                                  Three Months Ended
                             March 31, 2003   March 31, 2002
                             --------------   --------------
REVENUES                        $ 53,360         $ 48,768

OPERATING EXPENSES                41,032           36,594
RESTRUCTURING COSTS                  267               --
BID COSTS                             --              827
                                --------         --------
TOTAL OPERATING EXPENSES          41,299           37,421
                                --------         --------
INCOME FROM OPERATIONS            12,061           11,347

INTEREST EXPENSE                  (7,064)          (5,928)
OTHER INCOME, NET                    759              143
                                --------         --------

INCOME BEFORE TAX                  5,756            5,562

PROVISION FOR INCOME TAX           1,727            1,886
                                --------         --------

NET INCOME                      $  4,029         $  3,676
                                ========         ========


Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                           CONSOLIDATED BALANCE SHEETS
                   As of March 31, 2003 and December 31, 2002
                           (U.S. Dollars in Thousands)
                             (Unaudited - U.S. GAAP)

                                                  March 31, 2003  December 31, 2002
                                                  --------------  -----------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                           $ 15,825        $  5,882
  Accounts receivable, net                              29,298          30,315
  Materials and supplies                                 8,641           7,985
  Prepaid expenses and other                               757           2,061
                                                      --------        --------
    Total current assets                                54,521          46,243

PROPERTY AND EQUIPMENT, net                            430,228         402,286
DEFERRED INCOME TAX ASSETS, net                          8,310           8,094
RESTRICTED CASH                                         57,923          53,380
OTHER ASSETS, net                                        3,947           4,224
                                                      --------        --------
    Total assets                                      $554,929        $514,227
                                                      ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt                   $143,284        $133,285
  Accounts payable                                      20,970          20,574
  Accrued expenses                                       9,017           8,789
  Current income tax liabilities                         1,102           1,672
                                                      --------        --------
    Total current liabilities                          174,373         164,320

LONG-TERM DEBT                                         209,647         195,017
OTHER LONG-TERM LIABILITIES                              1,091           1,032
FAIR VALUE OF INTEREST RATE SWAPS                       18,982          16,622

TOTAL STOCKHOLDERS' EQUITY                             150,836         137,236
                                                      --------        --------
    Total liabilities and stockholders' equity        $554,929        $514,227
                                                      ========        ========



Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   Three Months Ended March 31, 2003 AND 2002
                           (U.S. Dollars in Thousands)
                             (Unaudited - U.S. GAAP)

                                                                                Three Months Ended
                                                                           March 31, 2003    March 31, 2002
                                                                           --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                   $  4,029         $  3,676
  Adjustments to reconcile net income to net cash provided by operating activities-
    Depreciation and amortization                                                 5,157            3,745
    Other provisions                                                                 --              330
    Deferred income taxes                                                           715            1,717
    Gain on disposition of property                                                (425)             (20)
    Changes in assets and liabilities                                             2,950           (6,697)
                                                                               --------         --------
      Net cash provided by operating activities                                  12,426            2,751
                                                                               --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                             (3,578)          (8,814)
  Proceeds from disposition of property and equipment                             1,050               20
  Transfer to restricted funds on deposit                                          (531)          (5,636)
                                                                               --------         --------
      Net cash used in investing activities                                      (3,059)         (14,430)
                                                                               --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings                                                           --            5,275
                                                                               --------         --------
      Net cash provided by financing activities                                      --            5,275
                                                                               --------         --------

EFFECT OF EXCHANGE RATE DIFFERENCES ON CASH AND CASH EQUIVALENTS                    576              223
                                                                               --------         --------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  9,943           (6,181)
CASH AND CASH EQUIVALENTS, beginning of period                                    5,882            9,908
                                                                               --------         --------
CASH AND CASH EQUIVALENTS, end of period                                       $ 15,825         $  3,727
                                                                               ========         ========


Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                   Selected Consolidated Financial Information
                   Three Months Ended March 31, 2003 and 2002
                           (U.S. Dollars in Thousands)
                             (Unaudited - U.S. GAAP)

                                                                        Three Months Ended
                                                                             March 31,
                                                                             ---------
                                                                2003                           2002
                                                                        % of                           % of
                                                        Amount         Revenue         Amount         Revenue
                                                        ------         -------         ------         -------
Revenues:
---------
     Freight                                           $ 43,356          81.3%        $ 42,082          86.3%
     Non-freight and Alice Springs construction          10,004          18.7%           6,686          13.7%
                                                       --------         -----         --------         -----

        Total railroad revenues                        $ 53,360         100.0%        $ 48,768         100.0%
                                                       ========         =====         ========         =====

Operating Expenses:
-------------------
Natural Classification
----------------------
Labor and benefits                                     $  9,634          18.1%        $  9,424          19.3%
Equipment rents                                             354           0.7%             177           0.4%
Purchased services                                       12,660          23.7%          11,139          22.8%
Depreciation and amortization                             5,157           9.7%           3,745           7.7%
Diesel fuel                                               4,940           9.3%           3,699           7.6%
Casualties and insurance                                  1,850           3.5%           3,147           6.5%
Materials                                                 2,844           5.3%           1,281           2.5%
Net gain on sale and impairment of assets                  (425)        -0.8%              (20)          0.0%
Other expenses                                            4,285           7.9%           4,829           9.9%
                                                       --------         -----         --------         -----

Total operating expenses                               $ 41,299          77.4%        $ 37,421          76.7%
                                                       ========         =====         ========         =====

Functional Classification
-------------------------
Transportation                                         $ 16,005          30.0%        $ 14,889          30.5%
Maintenance of ways and structures                        7,061          13.2%           5,199          10.7%
Maintenance of equipment                                  6,369          11.9%           4,762           9.8%
General and administrative                                7,132          13.4%           8,846          18.0%
Net gain on sale and impairment of assets                  (425)        -0.8%              (20)          0.0%
Depreciation and amortization                             5,157           9.7%           3,745           7.7%
                                                       --------         -----         --------         -----

Total operating expenses                               $ 41,299          77.4%        $ 37,421          76.7%
                                                       ========         =====         ========         =====



Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
  Australian Railroad Freight Revenue, Carloads and Average Revenue Per Carload
                          Comparison by Commodity Group
                   Three Months Ended March 31, 2003 and 2002
                           (U.S. Dollars in Thousands)
                                   (Unaudited)

                                         Three Months Ended                      Three Months Ended
                                           March 31, 2003                          March 31, 2002
                              -----------------------------------------  ---------------------------------------
                               Freight                  Average Revenue   Freight                 Average Revenue
Commodity Group               Revenues        Carloads   Per Carload     Revenues       Carloads    Per Carload
                              -----------------------------------------  ---------------------------------------
Grain                          $11,749         27,812        $422        $13,124         48,736        $269
Other Ores and Minerals         10,189         24,795         411          8,766         23,821         368
Iron Ore                         7,486         43,007         174          6,250         41,137         152
Alumina                          3,771         37,436         101          3,286         37,752          87
Bauxite                          2,754         31,899          86          2,428         31,607          77
Hook and Pull (Haulage)            798          1,301         613          2,735         11,073         247
Gypsum                             655         10,629          62            580         10,009          58
Other                            5,954         16,014         372          4,913         14,808         332
                               ----------------------                    ----------------------
Total                          $43,356        192,893         225        $42,082        218,943         192
                               ======================                    ======================


Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.